UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Gaia, Inc.

(Name of Registrant as Specified in Its Charter)

N/A

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Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 28, 2022

To our shareholders:

We will hold the 2022 annual meeting of shareholders of Gaia, Inc. (“we”, “us”, “our”, or “Gaia”), a Colorado corporation, on Thursday, April 28, 2022, at 9:30 a.m. Mountain Time virtually at www.virtualshareholdermeeting.com/GAIA2022, for the following purposes:

1.	to elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and
2.	to transact such other business as may properly be brought before our annual meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors has fixed the close of business on March 1, 2022, as the record date for the annual meeting. Only shareholders of record on the record date are entitled to notice of, and to vote at, our annual meeting and any adjournments or postponements thereof. A list of shareholders entitled to vote at our annual meeting will be available for inspection by any of our shareholders prior to our annual meeting, upon written request showing a proper purpose, during normal business hours at our Louisville, Colorado office. The shareholder list will also be available online during the annual meeting.

We are furnishing proxy materials to our shareholders primarily by the Internet. On March 14, 2022, we expect to mail our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2022 proxy statement and 2021 annual report online at www.proxyvote.com and how to vote. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card and provides instructions on how you can request a paper copy of these documents if you desire. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Our shareholders are cordially invited to attend our virtual annual meeting. To be admitted to the annual meeting at www.virtualshareholdermeeting.com/GAIA2022, you must enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Although you may vote online during the virtual annual meeting, we encourage you to vote via the Internet, by telephone or by mail as outlined in the Notice of Internet Availability of Proxy Materials or on your proxy card to ensure that your shares are represented and voted.

By Order of the Board of Directors

Paul Tarell, Secretary
March 14, 2022

YOUR VOTE IS IMPORTANT

We urge you to vote your shares as promptly as possible by following the voting instructions in the Notice of Internet Availability of Proxy Materials or your proxy card.

If you have shares registered in your own name, you may vote your shares in a number of ways:

•	via the Internet at www.proxyvote.com;
•	by telephone, if you have a proxy card and you are in the U.S. and Canada, by calling (800) 690-6903;
•	by mailing us an executed proxy card; or
•	via the Internet at the virtual annual meeting.

If you hold our shares with a broker, you may also be eligible to vote via the Internet or by telephone if your broker or bank participates in the proxy voting program provided by Broadridge Investor Communication Services.

EXPLANATORY NOTE

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. We will remain a “smaller reporting company” until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is at least $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are at least $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is at least $700 million measured on the last business day of our second fiscal quarter.

Gaia, Inc.

833 West South Boulder Road

Louisville, Colorado 80027

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, APRIL 28, 2022

We are furnishing this proxy statement and the accompanying proxy card to our shareholders in connection with the solicitation of proxies by and on behalf of our board of directors for use at our 2022 annual meeting of shareholders to be held on Thursday, April 28, 2022, starting at 9:30 a.m. Mountain Time virtually at www.virtualshareholdermeeting.com/GAIA2022, and at any adjournment(s) or postponement(s) thereof. On or about March 14, 2022, we expect to mail or give to our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2022 proxy statement and 2021 annual report and how to request paper delivery of our proxy materials if desired. The address of our principal executive office is 833 West South Boulder Road, Louisville, Colorado 80027.

PURPOSE OF ANNUAL MEETING

At the annual meeting, our shareholders will be asked: (i) to elect seven directors of our company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and (ii) to transact such other business as may properly be brought before the annual meeting. Our board recommends a vote “FOR” the election of the nominees for directors of Gaia, Inc., a Colorado corporation (“we”, “us”, “our”, “company”, or “Gaia”), listed below.

ATTENDING THE ANNUAL MEETING

To attend, vote, and submit questions during the annual meeting visit www.virtualshareholdermeeting.com/GAIA2022 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the annual meeting. A technical support line will be available on the meeting website for any questions on how to participate in the annual meeting or if you encounter any difficulties accessing the virtual meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Quorum and Voting Rights

Holders of a majority of the outstanding votes eligible to be cast by our Class A common stock and Class B common stock at the annual meeting must be present at the annual meeting or represented by proxy to constitute a quorum. Only shareholders of record at the close of business on the record date, March 1, 2022 will be entitled to notice of, and to vote at, the annual meeting. As of March 1, 2022, there were 15,061,519 shares of our Class A common stock, par value $.0001 per share, and 5,400,000 shares of our Class B common stock, par value $.0001 per share, outstanding and entitled to vote. Holders of our Class A common stock as of the record date are entitled to one vote for each share held and holders of our Class B common stock as of the record date are entitled to ten votes for each share held. The holders of our Class A common stock and Class B common stock will vote together as a single class. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes eligible to be cast on the subject matter shall be the act of the shareholders, other than with respect to the election of directors, as described below.

Mr. Jirka Rysavy, our Chairman, holds all 5,400,000 outstanding shares of our Class B common stock and 378,778 shares of our Class A common stock. These shares are sufficient to constitute a quorum and to elect all Gaia directors. Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the proposal identified in this proxy statement as recommended by the board.

All shares of our common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with properly executed instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although abstentions will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise.

IT IS THE INTENTION OF THE AGENT DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL SEVEN NOMINEES FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY). IF ANY NOMINEE FOR DIRECTOR BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY OUR BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS SHARES WITH A MAJORITY OF THE VOTES, HAS INFORMED GAIA THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT.

Revocability of Proxies

A proxy may be revoked prior to exercise by: (a) filing with Gaia a written revocation of the proxy; (b) attending the virtual annual meeting and voting online; (c) voting by telephone or by using the Internet, either of which must be completed by 11:59 p.m. Eastern Time on April 27, 2022 (only your latest telephone or Internet proxy is counted); or (d) submitting to Gaia a duly executed proxy bearing a later date.

Electronic Availability of Proxy Statement and Annual Report

We are continuing to use the Securities and Exchange Commission’s “E-Proxy” rules and furnishing proxy materials to our shareholders primarily by the Internet. On March 14, 2022, we expect to mail or give to our shareholders (other than those who previously requested electronic or paper delivery of our proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2022 proxy statement and 2021 annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone and provides instructions on how you can request a paper copy of these documents if you desire. If you received your annual meeting materials by mail, the proxy statement and proxy card from our board of directors and our annual report were enclosed. If you received your annual meeting materials via email, the email contained voting instructions and links to the proxy statement and annual report on the Internet, which are both available at www.proxyvote.com. This process is designed to expedite our shareholders’ receipt of proxy materials, lower the cost of our annual meeting, and help conserve natural resources. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. Our annual report is not to be considered as a part of this proxy statement or as having been incorporated by reference into this proxy statement.

This proxy statement, the proxy card, voting instructions and our 2021 annual report are being made available to shareholders at www.proxyvote.com. You may also request a printed copy of this proxy statement and the proxy card or our annual report by any of the following methods: (a) telephone at (800) 579-1639; (b) Internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com. To facilitate timely delivery, you should make this request prior to April 14, 2022.

Proxy Solicitation Costs

We will bear the cost of preparing, printing, assembling and mailing this proxy statement and other materials furnished to shareholders in connection with the solicitation of proxies. In addition, our officers, directors and other employees may solicit proxies by written communication or telephone. These persons will receive no special compensation for any solicitation activities.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our board of directors proposes that James Colquhoun, Kristin Frank, David Maisel, Keyur Patel, Jirka Rysavy, Paul Sutherland, and Anaal Udaybabu be elected as directors of our company, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted “FOR” these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

Our business encompasses the operation of a global digital video subscription streaming service and on-line community that provides curated conscious media to its subscribers in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. Our board of directors is responsible for reviewing and assessing the appropriate skills, experience, and background sought of directors in the context of our business and the current membership on the board of directors. This assessment of board skills, experience, and background includes numerous diverse factors, such as independence; understanding of and experience in video subscription services, technology, finance, and marketing; international experience; age; and gender and ethnic diversity. The priorities and emphasis of the board of directors regarding these factors change from time to time to consider changes in our business and other trends, as well as the portfolio of skills and experience of current and prospective board members. The board of directors reviews and assesses the relevance of and emphasis on these factors in connection with candidate searches.

We do not expect or intend that each director will have the same background, skills, and experience; we expect that board members will have a diverse portfolio of backgrounds, skills, and experiences. One goal of this diversity is to assist the board of directors in its oversight and advice concerning our business and operations. The biographies set forth below note each director’s or director nominee’s relevant experience, qualifications, and skills that led to the conclusion that such individual should serve as a director of our company.

•

Senior Leadership Experience. Directors who have served in senior leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our board, may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a large scale, faced significant competition, and/or involved technology or other rapidly evolving business models.

•

Business Development Experience. Directors who have a background in business development and in acquisitions can provide insight into developing and implementing strategies for growing our business through combination with other organizations. Useful experience in this area includes consideration of “build versus buy,” analysis of the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and management’s plans for integration with existing operations.

•	Brand and Mission Experience. Directors who have brand and mission experience can provide guidance as we seek to maintain and expand brand awareness and advancement of the company’s mission.
•

Financial Expertise. Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists our directors in understanding, advising, and overseeing our capital structure, financing and investing activities, financial reporting, and internal control over such activities.

•

Industry and Technical Expertise. Because we are a media content provider, education or experience in relevant technology is useful in understanding our research and development efforts, competing products, the various media categories that we develop, and the market segments in which we compete.

The names of our director nominees, their ages, and the years in which they began serving as directors and their positions, are set forth below. All the director nominees currently serve as directors. Each director serves for a one-year term.

James Colquhoun – age 34 – Director since May 2020. He founded, and since 2008 has served as the Chief Executive Officer of, Food Matters, a digital media and production company.  He also founded Food Matters TV Pty Ltd (FMTV), a health and wellness SVOD (subscription video on demand) company, and served as FMTV’s Chief Executive Officer until its acquisition by Gaia in June 2019.  During his tenure, the Food Matters group has grown to reach over 120 countries.  He is the producer of the feature documentary films Food Matters, Hungry For Change and the Transcendence TV docu-series.

Mr. Colquhoun brings to the board significant experience with management, operations, production and marketing of content.

Kristin Frank—age 56—Director since October 2013. She has served as CEO and President of AdPredictive, a software company delivering the industry’s first outcomes-driven customer marketing intelligence platform, since September 2018. Before joining AdPredictive, Ms. Frank spent 23 years at Viacom Inc. where she served from 2015 to 2017 as Chief Operating Officer of MTV.  From 2013 to 2015, Ms. Frank served as Executive Vice President of Viacom Music and Entertainment’s Connected Content Division.  From 2009 to 2012, Ms. Frank served as General Manager for MTV and VH1 Digital.  From 2005 to 2009, she served as Chief Operating Officer at LOGO TV. Ms. Frank currently serves on the boards of Brightcove, Inc., The Beachbody Company, Inc. and the privately-held company board of AdPredictive.

Ms. Frank brings to the board significant experience with management, operations, branding, social media and digital content development, optimization and delivery.

David Maisel—age 59—Director since June 2016. He is Founder and Chairman of Mythos Studios, a movie production company. From 2012 to 2017, he was a Senior Advisor to Rovio, the owner of Angry Birds, and is also the Executive Producer of the Angry Birds feature film. From 2004 until 2011, Mr. Maisel was with Marvel Entertainment, Inc., where he was the Founding Chairman of Marvel Studios and architect of the strategy to make its own films. From 2001 to 2003, Mr. Maisel headed Corporate Strategy and Business Development for Endeavor Talent Agency. Before that, Mr. Maisel served as Managing Director of Chello Broadband, Director of Strategic Planning and Corporate Development for The Walt Disney Company and held positions with Creative Artist Agency and The Boston Consulting Group.

Mr. Maisel brings to the board significant experience with management, production and marketing of content, and investor relations, as well as significant senior financial leadership and expertise in corporate strategy and execution.

Keyur Patel—age 56—Director since May 2017. He has served as the Chairman and Chief Executive Officer of Fuse+Media Pvt. Ltd. since 2008. Mr Patel was a Co-Founder and a Chairman of Fabrik, LLC, led the turnarounds for Inktomi and Maxtor, and incubated, hatched, and ran a number of successful companies including Brience, Metrius, Webvibe, and Phoenix Software. He served as a General Partner of ComVentures. Mr. Patel has also served as the Managing Partner and Chief Strategy Officer of KPMG Consulting Worldwide, Chief Executive Officer of KPMG Internet business, and Managing Partner and Managing Director of the Price Waterhouse Technology Consulting Practice.

In addition to Mr. Patel’s entrepreneurial experience, he brings to the board significant experience with investment management and investor relations, as well as significant senior financial leadership and expertise in corporate strategy and execution.

Jirka Rysavy—age 67—Founder, Chairman and Chief Executive Officer.  He has been Chairman since our inception and has served as our Chief Executive Officer, other than during the period from March 2009 to July 2019.  Mr. Rysavy is the beneficial owner of approximately 30% of our outstanding shares.  In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership as Chairman and Chief Executive Officer, grew to become a Fortune 500 company supplying office and computer products and services.  Mr. Rysavy also founded and served as

Chairman and Chief Executive Officer of Crystal Market, a health foods concept, which was sold in 1987 to become the concept and first Wild Oats Market, now Whole Foods Market.

Mr. Rysavy brings to the board significant senior leadership, strategic focus, business development, sales and marketing and international experience from his past business experience as CEO and founder of several successful businesses. He also brings a significant amount of experience to the board in driving growth through acquisitions, having completed over 330 acquisitions in his career.

Paul Sutherland—age 67—Director since June 2012. He has worked in the investment and financial advisory business since 1975. Until it was acquired by Mercer Advisors in December 2018, he was President of Financial & Investment Management Group, Ltd., a registered investment adviser that he founded in 1984 and managed investment portfolios on a discretionary basis for individuals, trusts, foundations and retirement plans. Mr. Sutherland is Chairman and a founding board member of the Utopia Foundation, Squaring the Education Pyramid Institute, and is author of various books including Zenvesting, Creating life success the Zenvesting way, Virtues of Wealth and the AMA guide to Financial Planning. Mr. Sutherland is the owner of Yen Yoga and Fitness LLC, the largest yoga, spinning and fitness studio in northern Michigan.

In addition to Mr. Sutherland’s significant senior leadership, global investment, business, entrepreneurial and financial experience, he brings to the board a broad understanding of the business aspects of the sustainable health, transformation, consciousness, spirituality, and wellbeing movement and market in which Gaia operates.

Anaal Udaybabu—age 51—Director since May 2021. She founded Culture Unplugged, a global platform of documentaries for cultural transformation, which has served millions of people globally since its launch in 2007.  In 2019, she founded Fasting Culture, a provider of an online platform for fasting planning and at-home urine diagnostics to support Integral Fasting—the experience she has been exploring at the Center for Healing & Transformation, which she founded in India.

Ms. Udaybabu brings to the board significant experience with vision, brand strategy, user experience and user interface design, communications, digital content development and delivery, as well as deep experience with advancing the mission of the company.

Vote Required

Directors will be elected by a plurality of the votes cast. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees or abstentions will not affect the election of that nominee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES OF THE BOARD

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Board Size and Director Independence

Our board of directors currently consists of seven members and meets regularly during the year. The board of directors will consist of seven members after the 2022 annual meeting of shareholders. Our board of directors has determined that of our current directors, Messrs. Colquhoun, Maisel, Patel, and Sutherland, and Ms. Frank and Ms. Udaybabu, are independent as defined by the listing standards of the NASDAQ Stock Market.

Insider Trading Policy; Employee, Officer and Director Hedging

Our directors, officers and employees are subject to our insider trading policy, which prohibits the purchase, sale or trade of our securities with the knowledge of material nonpublic information. In addition, our insider trading policy also prohibits short sales, transactions in derivatives, and hedging of Gaia’s securities by our directors, executive officers and employees and prohibits pledging of Gaia securities by our directors and executive officers.

Board Meetings and Board Committees

During 2021, our board held four telephonic meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of the committees of our board of directors on which such director served during 2021 (with respect to meetings held while such director served as a director and on a committee). All of our current directors who served as director at the time of our 2021 annual meeting of shareholders attended our 2021 annual meeting of shareholders.

Our board of directors has standing audit and compensation committees. We have adopted written charters for both committees. These charters can be found in the investors’ section of our website at http://ir/gaia.com/governance-docs. Our board of directors selects members for the audit and compensation committees on an annual basis.

Audit Committee. Our audit committee currently consists of Mr. Colquhoun, Ms. Frank, and Mr. Sutherland (chairperson), and each member of the audit committee is independent within the meaning of rules of the NASDAQ Stock Market. After the 2022 annual meeting, we expect that Mr. Sutherland will continue to serve as chairperson of the audit committee. Our board has determined that Mr. Sutherland is an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K. Our audit committee is responsible for the appointment, compensation and oversight of our auditor and for approval of any non-audit services provided by the auditor. Our audit committee also oversees: (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control over financial reporting is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. Our audit committee held four telephonic meetings during 2021.

Compensation Committee. Our compensation committee currently consists of Ms. Frank (chairperson), Mr. Maisel and Mr. Sutherland, and each member of the compensation committee is independent within the meaning of rules of the NASDAQ Stock Market. After the 2022 annual meeting, we expect that Ms. Frank will continue to serve as the chairperson of the compensation committee. None of the members of our compensation committee has at any time been an officer or employee of our company or has any interlocking relationships that are subject to disclosure under the rules of the Securities and Exchange Commission relating to compensation committees. Our compensation committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers, and administers our equity incentive plans. Our compensation committee held two telephonic meetings during 2021.

Director Nominations. We are exempt from the NASDAQ Stock Market rules with respect to independent director oversight over director nominations because we are a controlled company on the basis of Mr. Rysavy’s control of more than 50% of the voting power of our outstanding capital stock. In light of Mr. Rysavy’s voting control, our board of directors does not believe a nominating committee would serve a meaningful purpose. Our Bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our board. Generally, written notice of a proposed nomination must be received by our corporate secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. As described above, our board considers a variety of factors when it selects candidates for election to the board, including business experience, skills and expertise that are complementary to those already represented on the board, familiarity and identification with our mission, values and market segments, and other relevant factors. Although the board does not have a formal policy with regard to consideration of diversity in identifying potential nominees, the board may consider whether a potential nominee’s professional experience, education, skills and other individual qualities and attributes, including gender, race or national origin, would provide beneficial diversity of skills, experience or perspective to the board’s membership and collective attributes. Such considerations will vary based on the board’s existing membership and other factors, such as the strength of a potential nominee’s overall qualifications relative to diversity considerations. Our board will consider qualified director candidates recommended by our shareholders. Nominations for directors are made by our full board of directors. Because we are a controlled company under the NASDAQ Stock Market rules, our board has not adopted a formal policy regarding the consideration of director candidates recommended by shareholders.

Executive Sessions of the Board and Leadership Structure

Our board of directors’ non-management directors meet periodically in executive session.

Jirka Rysavy serves as a director and as our Chairman and Chief Executive Officer. As our Chairman and Chief Executive Officer, Mr. Rysavy is the most senior executive officer of Gaia and he presides at meetings of our shareholders and our board of directors. As Chairman, he is responsible for business initiative development and oversees our affairs and business in a supervisory role. As our Chief Executive Officer, he has primary, general and active control over our affairs and business and general supervision of our officers, agents and employees. We do not have a lead independent director but, during the past year, four out of the seven current members of our board of directors were considered independent and meet periodically in executive session, as described above. We also maintain an audit committee and a compensation committee, each consisting of three independent directors.  Further, as described elsewhere in this proxy statement, Mr. Rysavy controls more than 50% of the voting power of our capital stock, thereby making Gaia a controlled company under the NASDAQ Stock Market rules and, therefore, exempt from several of the corporate governance rules concerning independent director oversight over our affairs.

The video subscription offerings and delivery channels, as well as the competitive and technology landscape, involved in our business are constantly evolving and our senior executive officer brings extensive knowledge in these areas to the board of directors, allowing him to effectively direct board discussions and focus board decision-making on those items most important to our overall success. Our board of directors believes that having our most senior executive officer on our board of directors, who presides at board meetings, helps promote our overall strategic development and facilitates the efficient flow of information between management and our board of directors. Our board of directors also believes that this leadership structure optimizes Mr. Rysavy’s contributions to the board’s efforts. Further, as our founder and largest shareholder, Mr. Rysavy brings an important perspective to board discussions.

The board works closely with Mr. Rysavy in his regular assessment of the risks that could confront our business, whether due to competitive issues, the economy or otherwise. It is management’s responsibility to manage risk and bring to our board of directors’ attention the most material risks to us. Our board of directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to us and reviews our enterprise risk management. Our board of directors regularly reviews treasury risks (insurance, credit, and debt), financial and accounting risks, legal and compliance risks, information technology security risks and risks related to internal control over financial reporting. Our compensation committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and incentive arrangements. We have determined that it is not reasonably likely that risks arising from compensation and benefit plans would have a material adverse effect on us. In addition, the full board of directors considers risks to our reputation, reviews risks related to the sustainability of our operations, considers risks related to succession planning, and oversees the appropriate allocation of responsibility for risk oversight among the committees of the board. The full board also has oversight of enterprise risk management and considers strategic risks and opportunities on a regular basis.

DIRECTOR COMPENSATION

Our directors who are not employees of, or consultants to, our company or its affiliates receive a restricted stock unit (“RSU”) grant valued at $37,500, which vests on the date of the annual shareholder meeting the following year assuming continuous service as a director. We also pay these directors a fee of $5,000 for in person attendance and $2,000 for telephonic participation for each board meeting.  In addition, the chairpersons of the audit committee and the compensation committee receive additional RSU grants valued at $20,000 and $10,000, respectively, that also vest on the date of the annual shareholder meeting the following year. In July 2020, we revised the compensation structure for our directors who serve on more than one committee and are not employees of our company or its affiliates to include an additional RSU grant valued at $10,000 that also vests on the date of the annual shareholder meeting the following year.

Director Compensation Table

The following table provides compensation information for the one-year period ended December 31, 2021 for each member of our board of directors other than Mr. Rysavy:

Name	Fees Earned or Paid in Cash (1) ($)	RSU Awards (2) ($)	Option Awards (3) ($)	Total ($)
James Colquhoun	6,000	37,681	—	43,681
Kristin Frank	8,000	57,770	—	65,770
David Maisel	8,000	37,681		45,681
Paul Sutherland	8,000	57,770	—	65,770
Keyur Patel (4)	—	—	—	—
Anaal Udaybabu (4)	—	—	—	—

—

(1)	Amounts in the Fees Earned or Paid in Cash column includes fees for services rendered during 2021 which will be paid after our annual shareholder meeting on April 28, 2022.
(2)

Amounts in the RSU Awards column reflect the aggregate grant date fair value of awards granted during 2021 and have been computed in accordance with FASB ASC Topic 718. We use the intrinsic value method to calculate the fair value of these awards. All of these RSU’s will vest after our annual shareholder meeting on April 28, 2022.

(3)

At December 31, 2021, Mr. Maisel had 100,000 outstanding option awards all of which were exercisable. The aggregated grant date fair value was $197,000, which was recognized over the vesting period. At December 31, 2021, Mr. Sutherland had 5,481 outstanding option awards all of which were exercisable. The aggregated grant date fair value was $57,770, which was recognized over the vesting period. At December 31, 2021, Ms. Frank had 5,481 outstanding option awards all of which were exercisable. The aggregated grant date fair value was $57,770, which were recognized over the vesting period. All outstanding option awards were fully vested as of December 31, 2020. No other directors had outstanding options at year end.

(4)	Mr. Patel and Ms. Udaybabu have elected to forego compensation for their services as directors.

EXECUTIVE OFFICERS OF GAIA

The following table sets forth the names, ages and titles of our executive officers as of March 1, 2022:

Name	Age	Position
Jirka Rysavy	67	Chairman and Chief Executive Officer
Paul Tarell	40	Chief Financial Officer, Office of President
Kiersten Medvedich	49	Executive Vice President, Content, Office of President

Our executive officers are elected annually by our board of directors. Mr. Rysavy has been employed by our company for more than five years. Biographical information about Mr. Rysavy is included in this proxy statement under the heading “Proposal 1—Election of Directors—Nominees for Election as Directors.”

Paul Tarell—age 40—Mr. Tarell became Gaia’s Chief Financial Officer on July 1, 2016 and joined the Office of President in November 2020. He previously served as the Chief Financial Officer of Gaia’s subscription segment since July 2014 and its Vice President of Finance from September 2013 to July 2014. Prior to that he served as Vice President – Finance at SET Media, Inc. (acquired by Conversant) from January 2012 until August 2013. He was Senior Director of Finance at Velti, Inc., a mobile advertising technology company, from October 2010 until December 2011. Prior to that, Mr. Tarell was a licensed certified public accountant in public practice with Armanino LLP.

Kiersten Medvedich —age 49—Ms. Medvedich became Gaia’s Executive Vice President, Content in June 2020 and joined the Office of President in November 2020. She previously served as Senior Vice President of Content, Vice President of Content Production and Senior Director of Content Production since joining Gaia in November 2016. Her experience has been firmly rooted in all facets of production and brings a level of national broadcast experience to Gaia by way of her long-standing tenure with Sony Pictures Television.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 1, 2022 for (i) each person (or group of affiliated persons) who, insofar as we have been able to ascertain, beneficially owned more than 5% of the outstanding shares of our Class A common stock or Class B common stock, (ii) each director and director nominee, (iii) each executive officer named below in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. We have based our calculation of the percentage of beneficial ownership on 15,061,519 shares of our Class A common stock and 5,400,000 shares of our Class B common stock outstanding on March 1, 2022.

Title of Class of Common Stock	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)	Percent of Class A Assuming Full Conversion of Class B Ownership (3)
Class A	MIC Capital Management UK LLP (4)	1,236,661	8.21%	6.04%
	AWM Investment Company, Inc. (5)	801,236	5.32%	3.92%
	Himalayan International Institute of Yoga Science and Philosophy of the USA (6)	793,558	5.27%	3.88%
	Jirka Rysavy (7)	5,875,061	28.71%	28.71%
	Paul Tarell (8)	152,802	1.01%	*%
	Kiersten Medvedich (9)	32,403	*%	*%
	James Colquhoun (10)	875,294	5.81%	4.28%
	Paul Sutherland (11)	176,917	1.17%	*%
	David Maisel (12)	162,757	1.08%	*%
	Kristin E. Frank (13)	58,126	*%	*%
	Anaal Udaybabu	—	—%	—%
	Keyur Patel	—	—%	—%
	All directors and officers as a group (9 persons)	7,333,360	35.84%	35.84%
Class B	Jirka Rysavy (7)	5,400,000	100.00%	100.00%
	All directors and officers as a group (9 persons)	5,400,000	100.00%	N/A

—

*	Indicates less than one percent ownership.
—	Indicates zero beneficial ownership and zero percent of class.
(1)

This table is based upon information supplied by officers, directors and principal shareholders directly to us or on Schedules 13D and 13G and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct and the beneficial owner has sole voting and investment power over the securities beneficially owned unless otherwise noted. Share amounts and percent of class include securities convertible into or exercisable for shares of our Class A common stock and restricted stock units vesting within 60 days after March 1, 2022.

(2)	This column represents a beneficial owner’s percentage of ownership for a respective class of our common stock.
(3)

This column represents a beneficial owner’s percentage of ownership of our Class A common stock, assuming conversion of all 5,400,000 outstanding shares of our Class B common stock. One share of our Class B common stock is convertible into one share of our Class A common stock.

(4)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2022, MIC Capital Management UK LLP and MIC Capital Partners (Public) Parallel Cayman, LP have shared voting and investment power over 1,236,461 shares. The address for MIC Capital Management UK LLP is
Floor 7, 25 Berkeley Square, London, United Kingdom and the address for MIC Capital Partners (Public) Parallel Cayman, LP is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands KY1-1104.

(5)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2022, AWM Investment Company, Inc. (“AWM”), the investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”), Special Situations Fund III QP, L.P. (“SSFQP”), and Special Situations Private Equity Fund, L.P. (“SSPE”), has sole investment and voting power over 161,931 shares held by Cayman, 486,667 shares held by SSFQP and 152,638 shares held by SSPE. The address for AWM is c/o Special

Situations Funds, 527 Madison Avenue, Suite 2600, New York, NY 10022.

(6)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2022, Himalayan International Institute of Yoga Science and Philosophy of the USA (“HI”) has sole investment and voting power over 793,558 shares. The address for HI is 952 Bethany Turnpike, Honesdale, PA 18431.

(7)

According to a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 16, 2021, and also includes 96,283 shares of our Class A common stock issuable on March 31, 2022 upon vesting of restricted stock units. Includes 5,400,000 shares of our Class A common stock issuable upon conversion of shares of our Class B common stock.

(8)	Consist of 102,802 shares of our Class A common stock and 50,000 shares of our Class A common stock issuable on March 31, 2022 upon vesting of restricted stock units.
(9)

Consist of 2,403 shares of our Class A common stock, 10,000 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 20,000 shares of our Class A common stock issuable on March 31, 2022 upon vesting of restricted stock units.

(10)

Consist of 871,719 shares of our Class A common stock owned by trusts controlled by Mr. Colquhoun and 3,575 shares of our Class A common stock issuable on April 28, 2022 upon vesting of restricted stock units.

(11)

Consist of 122,500 shares of our Class A common stock, 48,936 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 5,481 shares of our Class A common stock issuable on April 28, 2022 upon vesting of restricted stock units.

(12)

Consist of 59,812 shares of our Class A common stock, 100,000 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 3,575 shares of our Class A common stock issuable on April 28, 2022 upon vesting of restricted stock units.

(13)

Consist of 23,735 shares of our Class A common stock, 28,910 shares of our Class A common stock issuable upon exercise of stock options that are currently exercisable, and 5,481 shares of our Class A common stock issuable on April 28, 2022 upon vesting of restricted stock units.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program and Philosophy

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain qualified, energetic officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance shareholder value; and (3) support our corporate values by promoting internal equity and external competitiveness.

Our executive compensation program is overseen and administered by the compensation committee of our board of directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission, and Internal Revenue Code rules. Our compensation committee operates under a written charter adopted by our board and is empowered to review and approve the annual compensation for our named executive officers. A copy of the charter is available on our website at http://ir.gaia.com/governance-docs.

The principal objectives that guide our compensation committee in assessing our executive and other compensation programs include the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends, general economic conditions and regulatory requirements.

In determining the particular elements of compensation that will be used to implement our overall compensation objectives, our compensation committee takes into consideration a number of factors related to our performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as the competitive environment for our business. Stock price performance has not been a factor in determining annual compensation because the price of our common stock is subject to a variety of factors outside of our control. Our compensation committee may, when appropriate as determined on an annual basis, identify individual performance goals for executive and other officers, which goals may play a significant role in determining such officer’s incentive compensation for that year and which may be taken into consideration in setting base salary for the next year.

From time to time, our compensation committee meets with our Chairman and Chief Executive Officer, Jirka Rysavy, to obtain recommendations with respect to our compensation programs, practices and packages for executives, other employees and directors. Our chairman makes recommendations to our compensation committee on the base salary, bonus targets and equity compensation for the executive team and other employees. Our compensation committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation.

Our compensation committee has also in the past received input from an independent compensation consultant prior to finalizing determinations on material aspects of our compensation programs, practices and packages, and it expects to do so again from time to time. In 2021 our compensation committee did not engage an independent compensation consultant.

Mr. Rysavy attends some of our compensation committee’s meetings, but our compensation committee also holds executive sessions not attended by any members of management or non-independent directors. Our compensation committee discusses Mr. Rysavy’s compensation packages with him, but makes decisions with respect to his compensation without him present. Our compensation committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. Our compensation committee has delegated to the administrative committee of our board of directors, comprised of Mr. Rysavy, the authority to grant long-term incentive awards to employees at or below the level of vice president under guidelines set by our compensation committee.

Elements of Our Compensation Program

Our compensation committee believes that compensation paid to executive officers and other members of our senior management should be closely aligned with our performance on both a short-term and a long-term basis, and that such compensation should assist us in attracting and retaining talented persons who are committed to our mission and critical to our long-term success. To that end, our compensation committee believes that the compensation packages for executive officers should consist of three principal components:

•

Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Starting salary levels and increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, market value of the officer’s skill set, and relative salary differences within our company for different job levels. Consideration of the same factors and general economic conditions may also result in the reduction of an officer’s base salary.

•

Annual Incentive Bonus. Annual incentive bonuses are awarded at the discretion of our compensation committee and generally granted based on a percentage of each executive officer’s base salary. Our executive officers’ annual incentive bonus potentials are expected to range from approximately 30% to 100% of each executive officer’s base salary, depending upon his or her position. After the end of the year, our compensation committee reviews our overall financial performance and each executive officer’s individual performance in determining whether such executive officer should be awarded a bonus.

•

Long-Term Incentive Compensation. Long-term, performance-based compensation of executive officers and other employees takes the form of stock option awards and restricted stock units granted pursuant to the Gaia, Inc. 2019 Long-Term Incentive Plan.

We have selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the services they perform and for achieving short-term business objectives, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. We believe that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

Our compensation committee believes in the importance of equity ownership for all executive officers and a broader-based segment of our work force, for purposes of economic incentive, key employee retention and alignment of employees’ interests with those of shareholders. Our compensation committee believes that the Gaia, Inc. 2019 Long-Term Incentive Plan provides valuable flexibility to achieve a balance between providing equity-based compensation for employees and creating and maintaining long-term shareholder value.

Stock option grants and restricted stock unit awards are typically made when a new executive officer is hired, and in determining the size of stock option grants and restricted stock unit awards, our compensation committee bases its determinations on such subjective considerations as the individual’s position within management, experience, market value of the executive’s skill set, and historical grant amounts to similarly positioned executives of our company. Our policy is that the exercise price of an option grant or a restricted stock unit award shall be equal to or greater than the closing price of the Class A common stock on the date of grant and, accordingly, will have value only if the market price of the Class A common stock increases after that date. The stock options granted pursuant to the Gaia, Inc. 2019 Long-Term Incentive Plan generally vest at 2% per month during the 11th through 60th month after the date of grant with respect to the first option grant award to an individual, and generally vest at 2% per month beginning in the first full month after the date of grant with respect to subsequent option grants. The restricted stock units granted pursuant to the Gaia, Inc. 2019 Long-Term Incentive Plan, as well as those previously granted pursuant to the Gaia, Inc. 2009 Long-Term Incentive Plan, generally vest on a specific date approximately five years from the date of grant.

Our compensation committee reviews our compensation program on an annual basis. In setting compensation levels for a particular executive, our compensation committee takes into consideration the proposed compensation package as a whole and each element individually, but does not apply any specific formula in doing so. While the importance of one compensation element to another may vary among executive officers, our compensation committee attempts to correlate the overall compensation package to each executive officer’s past and expected future contributions to our business. We currently do not have any employment agreements with our executive officers.

Consideration of Say-on-Pay Vote Results

At the 2020 annual meeting of shareholders, our shareholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Our compensation committee reviewed and considered the final vote results for that resolution, and we have not made any changes to our executive compensation policies or decisions as a result of the vote. Further, at the 2017 annual meeting of shareholders, our shareholders voted, on an advisory basis, for holding an advisory vote to approve named executive officer compensation every three years. Accordingly, our board of directors determined that Gaia will hold the next advisory vote to approve named executive officer compensation at the 2023 annual meeting of shareholders.

Risk Assessments

With respect to risk related to compensation matters, our compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Our executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Bonuses generally are capped and are tied to overall business unit and corporate performance. A portion of compensation provided to the executive officers has in the past been in the form of stock options that are important to help further align executives’ interests with those of our shareholders. Our compensation committee believes that these awards do not encourage unnecessary or excessive risk-taking, as the value of the stock options fluctuate with our stock price and do not represent significant downward/upward risk and reward.

Summary Compensation Table

The following table includes information concerning compensation for each of the last two years for our named executive officers.

Name and Principal Position	Year	Salary (3)	Bonus (3)	RSU Awards (4)	All Other Compensation (5)	Total
Jirka Rysavy (1)	2021	$524,064	$524,064	$—	$4,800	$1,052,928
Chairman, Chief Executive Officer and Director	2020	$507,910	$393,048	$812,887	$4,800	$1,718,645
Paul Tarell (2)	2021	$335,812	$251,859	$499,995	$4,800	$1,092,466
Chief Financial Officer	2020	$335,812	$188,894	$434,071	$4,800	$963,577
Kiersten Medvedich (2)	2021	$294,808	$213,750	$—	$4,080	$512,638
Executive Vice President Content	2020	$269,519	$125,000	$368,387	$4,080	$766,986

—

(1)	Mr. Rysavy does not receive any compensation for his service as a director. Further information about Mr. Rysavy’s compensation is provided below under the heading “Compensation of Mr. Rysavy.”
(2)	Ms. Medvedich became Executive Vice President, Content in June 2020. Ms. Medvedich and Mr. Tarell joined the Office of President on November 5, 2020.
(3)

The Salary and Bonus columns represent amounts when earned and, because of the timing of payments, do not represent amounts paid during each presented year. The annual salary for each named executive officer as of December 31, 2021 was $524,064 for Mr. Rysavy (see footnote 1), $335,812 for Mr. Tarell and $300,000 for Ms. Medvedich. Further information about Mr. Rysavy’s compensation is provided below under the heading “Compensation of Mr. Rysavy.” Bonuses are generally given at the discretion of our compensation committee and are typically paid between April and July of the year following the year earned.

(4)

Amounts in the RSU Awards column reflect the aggregate grant date fair value of awards granted during 2021 and 2020 and have been computed in accordance with FASB ASC Topic 718. We use the intrinsic value method to calculate the fair value of these awards.

(5)

All Other Compensation for each of Mr. Rysavy and Mr. Tarell includes a $1,800 cell phone allowance in 2021 and 2020 and $3,000 of 401(k) company matching contributions in 2021 and 2020. All Other Compensation for Ms. Medvedich includes a $1,080 cell phone allowance in 2021 and 2020 and $3,000 of 401(k) company matching contributions in 2021 and 2020.

Outstanding Equity Awards at Fiscal Year-End Table

The following table includes certain information as of December 31, 2021 with respect to unexercised options and restricted stock units previously awarded to our executive officers named above in the Summary Compensation Table.

	Option and Restricted Stock Unit Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unvested RSUs (#)	Market Value of Unvested RSUs ($)	Option Exercise Price	Option and RSU Expiration Date
Name	Exercisable (1)	Unexercisable (1)	(1)	(1) (2)	(1)	(1)
Jirka Rysavy	—	—	96,283	618,137	—	4/1/2022
	—	—	53,784	345,293	—	4/1/2024
	—	—	76,543	491,406	—	4/1/2026
Kiersten Medvedich	10,000	—	—	—	$7.40	11/1/2026
	—	—	20,000	128,400	—	4/1/2022
	—	—	12,403	79,627	—	4/1/2024
	—	—	34,688	222,697	—	4/1/2026
Paul Tarell	—	—	50,000	321,000	—	4/1/2022
	—	—	28,173	180,871	—	4/1/2024
	—	—	40,873	262,405	—	4/1/2026
	—	—	47,664	306,003	—	4/30/2026

—

(1)

This table reflects the status of option and restricted stock unit awards granted pursuant to the Gaia, Inc. 2009 Long-Term Incentive Plan and the Gaia, Inc. 2019 Long-Term Incentive Plan as of December 31, 2021. The options vest and become exercisable at 2% per month over the 50 months beginning either (i) in the 11th month after date of grant, or (ii) in the first full month after the date of grant. The exercise price of the options is equal to or greater than the closing stock market price of our Class A common stock on the date of grant. The restricted stock units granted in October 2018 will vest on March 31, 2024, the restricted stock units granted in November 2020 will vest on March 31, 2026, and the restricted stock units granted in April of 2021 will vest on April 28, 2026, in each case, provided that the holder is still an employee or director of Gaia on that date.

(2)	Based on our closing share price on March 1, 2022.

Generally Available Benefit Programs

We maintain a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Our executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. On April 1, 2007, we started making matching contributions to the 401(k) Plan. As of that date, under the 401(k) Plan, all of our employees are eligible to receive matching contributions from us, and this matching contribution equals $0.50 for each dollar contributed by an employee up to a maximum annual matching benefit of $3,000 per person. The matching contribution is calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. We do not provide defined benefit pension plans or defined contribution retirement plans to our executives or other employees other than our 401(k) Plan described herein.

In 2021, our executive officers were eligible to receive the same health care coverage that is generally available to our other employees. We also offered a number of other benefits to our named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs included medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

Our compensation committee believes that our 401(k) Plan and the other generally available benefit programs allow us to remain competitive for employee talent, and that the availability of the benefit programs generally enhances employee productivity and loyalty to us. The main objectives of our benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. Typically, these generally available benefits do not specifically factor into decisions regarding an individual executive officer’s total compensation or equity-based award package.

Stock Option and Restricted Stock Unit Grant Timing Practices

During 2021, our compensation committee and our board consistently applied the following guidelines for stock option and restricted stock unit grant and timing practices.

•

New Employees: stock option and restricted stock unit grants to new hires are effective on the first day of the new employee’s employment with us or upon approval by our compensation committee, and the exercise price for the options is set at the closing price of our Class A common stock on the day prior to approval.

•

Existing Employees: stock option and restricted stock unit grants to existing employees are effective on the date that our compensation committee approves the grant, and the exercise price for the options is set at or above the closing price of our Class A common stock on the day prior to approval.

Our directors, officers, and managers are required to sign a confidentiality agreement and, upon receiving a stock option grant or a restricted stock unit award, a two-year non-compete agreement commencing with the date they leave our company.

Compensation of Mr. Rysavy

The board-approved annual base salary for Mr. Rysavy for 2021 and 2020 was $524,064. Mr. Rysavy serves as our Chairman and Chief Executive Officer and is our largest shareholder.

In 2020, our compensation committee granted Mr. Rysavy 76,543 restricted stock units, which will vest on March 31, 2026, subject to Mr. Rysavy’s continued service as an employee or director of Gaia.

Our compensation committee and our board of directors strongly believe that Mr. Rysavy’s salary and overall compensation level are modest given the importance of Mr. Rysavy to our future, his previous experience and business accomplishments and the market value of his skill set as an executive.

AUDIT COMMITTEE REPORT

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, for the preparation of our consolidated financial statements, and for the public reporting process. Our audit committee, on behalf of our board of directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our consolidated financial statements and to ensure that we are able to timely record, process and report information required for public disclosure. In connection with the 2021 audit, our audit committee has:

•	reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2021 and the notes thereto;
•

discussed with Armanino LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board;

•

received the written disclosures and the letter from Armanino LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Armanino LLP’s communications with the audit committee concerning independence, and has discussed with Armanino LLP its independence; and

•

recommended to our board of directors that our audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for 2021 for filing with the Securities and Exchange Commission in reliance upon (1) our audit committee’s reviews and discussions with management and Armanino, LLP, (2) the receipt of an opinion from Armanino LLP, dated February 28, 2022, stating that our financial statements present fairly, in all material respects, the financial position of our company and its subsidiaries as of December 31, 2021, and the results of our operations and our cash flows for the year ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America, and (3) the receipt of an opinion from Plante Moran, PLLC, dated March 2, 2021, stating that our financial statements present fairly, in all material respects, the financial position of our company and its subsidiaries as of December 31, 2020, and the results of our operations and our cash flows for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Audit Committee
Paul Sutherland, Chairperson
James Colquhoun
Kristin Frank

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that this information be treated as “soliciting material” or specifically incorporate this information by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On April 29, 2021, the audit committee approved the dismissal of Plante Moran PLLC (“Plante Moran”) as the company’s independent registered public accounting firm. The reports of Plante Moran on the company's consolidated financial statements for the fiscal years ended December 31, 2019 and 2020 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2019 and 2020, and through April 29, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Plante Moran on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Plante Moran would have caused Plante Moran to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2019 and 2020, and through April 29, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Concurrently with the dismissal of Plante Moran, on April 29, 2021, the audit committee approved the appointment of Armanino LLP (“Armanino”) as Gaia’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2021.  During the fiscal years ended December 31, 2019 and 2020, and through April 29, 2021, neither the company, nor anyone on its behalf, consulted Armanino regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the company, and no written report or oral advice was provided to the company by Armanino that was an important factor considered by the company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided Plante Moran a copy of the foregoing disclosures and requested that Plante Moran furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. A copy of Plante Moran’s letter concurring with the foregoing disclosures was attached as Exhibit 16.1 to the Form 8-K filed by Gaia on May 5, 2021.

The following table presents fees for professional services rendered by Armanino and Plante Moran for the fiscal years ended December 31, 2021 and 2020:

Audit and Non-Audit Fees (in thousands)	Armanino 2021	Plante Moran 2021	Armanino 2020	Plante Moran 2020
Audit fees (1)	$116	$119	$—	$188
Audit-related fees (2)	—	—	—	8
Tax fees (3)	—	—	—	—
All other fees (4)	43	—	36	—
Total	$159	$119	$36	$196

—

(1)

Audit fees are fees that we paid for the audit of our annual consolidated financial statements included in our annual report on Form 10-K and review of unaudited consolidated financial statements included in our quarterly reports on Form 10-Q; for services that are normally provided by the auditor in connection with business combination and statutory or regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)

Audit-related fees consisted of accounting consultations and for services related to the sale of a portion of our corporate campus in September 2020 and all costs and expenses in connection with those consultations and services.

(3)	Tax fees represent fees charged for services for tax advice, tax compliance, and tax planning.
(4)	All other fees consisted of annual licensing fees paid for Sage Intacct, our accounting software system. Armanino Solutions LLC is a value-added reseller of this system on behalf of Sage Intacct, Inc.

In accordance with the policies of our audit committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by our audit committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of our audit committee has the delegated authority from our audit committee to pre-approve additional services, and such action is then communicated to the full audit committee at the next audit committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

Representatives of Armanino are expected to be present at our 2022 annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As part of our Code of Ethics, directors, officers, and employees are expected to make business decisions and take actions based upon the best interests of Gaia and not based upon personal relationships or benefits.

The board recognizes that some transactions, arrangements, and relationships present a heightened risk of an actual or perceived conflict of interest. While Gaia’s policy governing these transactions is not in writing, in response to an annual questionnaire, directors, director nominees, and executive officers are asked to submit a description of any ongoing or proposed transactions in which they have or will have a material interest. Directors and executive officers are expected to provide updates to the list of transactions during the year and submit any newly proposed transactions for review by management. Any related party transaction is reviewed by disinterested members of management and, if material, by disinterested members of our board or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for us as we would expect in a similar transaction negotiated at arm’s length by unrelated parties.

SHAREHOLDER PROPOSALS

We have scheduled our 2022 annual meeting of shareholders for April 20, 2023.

Shareholders may submit proposals on matters appropriate for shareholder action at our annual meetings consistent with regulations adopted by the Securities and Exchange Commission and our Bylaws. For shareholder proposals to be considered for inclusion in our proxy statement and proxy card relating to our 2023 annual meeting of shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act, they must be received by us not later than 5:00 p.m. Mountain Standard Time on November 14, 2022. Such proposals must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules.

In addition, under the terms of our Bylaws, shareholders who desire to present a proposal for action or to nominate directors (other than proposals to be included in our proxy statement and proxy card pursuant to Rule 14a-8 promulgated under the Exchange Act) at our 2023 annual meeting of shareholders must provide notice in writing of such proposal or nomination to us no earlier than January 3, 2023 and no later than 5:00 p.m. Mountain Standard Time on January 28, 2023. Shareholder notices must contain the information required by our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Gaia’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2023.

All proposals or other notices should be addressed to us at 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Corporate Secretary, Gaia, Inc.

If we do not have notice of a matter to come before our 2023 annual meeting of shareholders before the deadlines described above, your proxy card for such annual meeting will confer discretionary authority to vote on such matter.

DELIVERY OF MATERIALS

Securities and Exchange Commission rules permit a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, will be sent to that address unless any shareholder at that address gave contrary instructions. Upon written or oral request, we will promptly deliver a copy of such materials to any shareholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, or if any shareholders who share an address are receiving multiple copies of annual reports, proxy statements or Notices of Internet Availability of Proxy Statements and wish to receive a single set of annual reports, proxy statements or Notice of Internet Availability of Proxy Materials, as applicable, in the future, please contact Broadridge Financial Solutions, Inc. in writing by mailing to Broadridge Financial Solutions, Inc., Attention: Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or calling (800) 542-1061. You can also contact us by calling (303) 222-3600.

We will provide without charge to any beneficial owner of our Class A common stock as of the record date a copy of our annual report on Form 10-K, including the financial statements, upon written or oral request at the following address and telephone number: Gaia, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, Attention: Corporate Secretary, (303) 222-3600. We will also provide a list briefly describing any exhibits not contained in our annual report on Form 10-K and will furnish a copy of any exhibit not contained therein to a requesting shareholder upon payment of a fee to reimburse our reasonable expenses in furnishing such exhibit.

COMMUNICATION WITH THE BOARD

Shareholders may communicate with our board of directors, including the non-management directors, by sending a letter to the Gaia Board of Directors, c/o Corporate Secretary, Gaia, Inc., 833 West South Boulder Road, Louisville, Colorado 80027. Our corporate secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, our corporate secretary will submit your correspondence to the chairman of the board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

Our management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to the matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders are properly brought before the annual meeting, it is the intention of the person named in the enclosed proxy to vote the proxies held by him in accordance with his best judgment on such matters.

YOUR VOTE IS IMPORTANT

WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY, OR TO VOTE BY THE INTERNET OR BY TELEPHONE PROMPTLY, SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

GAIA, INC. 833 WEST SOUTH BOULDER ROAD LOUISVILLE, CO 80027  SCAN TO VIEW MATERIALS & VOTE  VOTE BY INTERNET – Before The Meeting – Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 04/27/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GAIA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 04/27/2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.                  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY     The Board of Directors recommends you vote FOR the following:   For   Withhold For All AllAllExcept   To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.   1. Election of Directors Nominees  000   01) Jirka Rysavy02) Kristin Frank03) James Colquhoun04) David Maisel05) Keyur Patel 06) Paul Sutherland07) Anaal Udaybabu NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.                     Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.     Signature [PLEASE SIGN WITHIN BOX]  Date  Signature (Joint Owners)  Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com    GAIA, INC. Annual Meeting of Shareholders April 28, 2022 9:30 AM MT This proxy is solicited by the Board of Directors  The shareholder(s) hereby appoint(s) Jirka Rysavy, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this card, all of the shares of Class A common stock of GAIA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 AM, MT on April 28, 2022, virtually at www.virtualshareholdermeeting.com/GAIA2022, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.            Continued and to be signed on reverse side